UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2010
BNSF Railway Company
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-6324 (Commission File Number)	41-6034000 (I.R.S. Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, Texas (Address of Principal Executive Offices)	76131 (Zip Code)

(800) 795-2673
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

PricewaterhouseCoopers LLP (“PwC”) was dismissed on February 16, 2010 as the independent registered public accounting firm of BNSF Railway Company (the “Company”).  The Board of Directors of the Company approved PwC's dismissal.

The reports of PwC on the financial statements of the Company as of and for the fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.  During the Company’s fiscal years ended December 31, 2009 and 2008, and through February 16, 2010, the date of the dismissal of PwC, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company for such years, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided PwC with a copy of the foregoing disclosure and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosure.  A copy of PwC’s letter is attached hereto as Exhibit 16.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter from PricewaterhouseCoopers LLP addressed to the Securities and Exchange Commission, dated as of February 16, 2010

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNSF Railway Company

Date: February 16, 2010	By:	/s/ James H. Gallegos
Name: James H. Gallegos
Title: Vice President – Corporate General Counsel

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